EXHIBIT 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH UNDER THAT CERTAIN INVESTMENT AGREEMENT BY AND BETWEEN THE COMPANY AND HOLDER REFERENCED THEREIN AS EXHIBIT J.

Warrant to Purchase

75,000 shares                                                                                                                                     Warrant Number ____

Warrant to Purchase Common Stock

of

Itronics Inc.

THIS CERTIFIES that Swartz Private Equity, LLC or any subsequent holder hereof ("Holder") has the right to purchase from Itronics Inc., a Texas corporation (the "Company"), up to 75,000 fully paid and nonassessable shares of the Company's common stock, $0.001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time, on the date that is five (5) years after the Date of Issuance (the "Exercise Period").

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on May 3, 2001 ("Date of Issuance"). The term of this Warrant is five (5) years from the Date of Issuance.

Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when

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added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns at the time of such exercise, would equal or exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with Section 13(d) of the Exchange Act (the "4.99% Limitation"). The 4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

2. Exercise.

(a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: John W. Whitney, President; Itronics Inc., 6490 S. McCarran Blvd., #23, Reno, Nevada 89509; Telephone: (775) 689-7696, Facsimile: (775) 689-7691, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

(b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(a) above are satisfied.

(c) Delivery of Shares of Common Stock Upon Exercise. Upon any exercise of this Warrant, the Company shall use its reasonable best efforts to deliver, or shall cause its transfer agent to deliver, a stock certificate or certificates representing the number of shares of Common Stock into which this Warrant was exercised, within three (3) trading days of the date that all of the following have been received by the Company: (i) the original completed and executed Exercise Form, (ii) the original Warrant and (iii) the Exercise Price (if applicable)(collectively, the "Receipt Date"). Such stock certificates shall not contain a legend restricting transfer if a registration statement covering the resale of such shares of Common Stock is in effect at the time of such exercise or if such shares of Common Stock may be resold pursuant to an exemption from registration, including but not limited to Rule 144 under the Securities Act of 1933.

(d) Economic Loss Due to Late Delivery of Shares. If the Company fails for any reason to deliver the requisite number of shares of Common Stock (unlegended, if so required by the terms of this Warrant)(the "Warrant Shares") to a Holder upon an exercise of this Warrant within fifteen (15) business days of the Receipt Date (the "Late Delivery Deadline"), the Company shall pay such Holder (in addition to any other remedies available to Holder) an amount equal to ("Non-Delivery Payment") the number of Warrant Shares for which delivery is late, multiplied by the difference of:

(x) the highest closing price for the Company’s Common Stock for any trading day during the period beginning on and including the Date of Exercise and ending on the earlier of (i) the date that the Investor receives from the Company certificates (unlegended, if so required by the terms of this Warrant) representing the Warrant Shares of Common Stock issuable in conjunction with such Exercise, or (ii) the date that the Investor receives the full amount of the Non-Delivery Payment, whichever is earlier, minus

(y) the Exercise Price per share (which, in the case of a Cashless Exercise, shall be deemed to equal zero), or, if the Investor has received the Warrant Shares (unlegended, if so required by the terms of this Warrant) from the Company prior to the payment of the Non-Delivery Payment, the lowest closing price of the Company’s Common Stock for the five (5) trading days immediately preceding the date that such Warrant Shares are delivered to the Holder.

Non-Delivery Payments shall be payable, in cash or cash equivalent, within five (5) business days of the Late Delivery Deadline.

(e) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Non-Delivery Payments shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(g) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

3. Payment of Warrant Exercise Price.

The Exercise Price ("Exercise Price") shall initially equal $0.1705 per share ("Initial Exercise Price") or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the lowest Closing Bid Price of the Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the O.T.C. Bulletin Board, the National Market System ("NMS"), the New York Stock Exchange, the Nasdaq Small Cap Market, or if no longer traded on the O.T.C. Bulletin Board, the NMS, the New York Stock Exchange, the Nasdaq Small Cap Market, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

(ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

           Y = the number of shares of Common Stock for which this Warrant is being exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average

Closing Price on such exchange for the five (5) trading days prior to the date of exercise of the Warrants. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

                                        B = the Exercise Price.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

4. Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement dated on or about August 28, 2000 between the Company and certain investors and, accordingly, has the benefit of the registration rights pursuant to that agreement.

5. Anti-Dilution Adjustments.

(a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

(b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

(c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

(d) Notice of Consolidation or Merger. The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company’s assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Company’s obligations under this Warrant, including but not limited to the Exercise Price reset provisions as provided herein during the term of the resultant warrants, and agrees in such written instrument that this Warrant shall be exerciseable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change, and the Exercise Price of this Warrant shall be proportionately increased (if this Warrant shall be changed into or become exchangeable for a warrant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Warrant shall be changed or become exchangeable for a warrant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

(e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b), (c) or (d) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Warrant. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $0.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

(f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

7. Reservation of Shares.

The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

(b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

9. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

10. Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Georgia, without giving effect to conflict of law provisions thereof.

11. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

12. Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 3rd day of May, 2001.

ITRONICS INC.

By: ________________________________

                                                                                                            John W. Whitney, President

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: ITRONICS INC.

The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of Itronics Inc., a Delaware corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:

________________________________________________________________________

Signature

_______________________________________________________________________

Print Name

________________________________________________________________________

Address

_______________________________________________________________________

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of Itronics Inc., evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _________                                                 ______________________________

                                                                               Signature

Fill in for new registration of Warrant:

___________________________________

Name

___________________________________

Address

___________________________________

Please print name and address of assignee

(including zip code number)

_______________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

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